Exhibit 32

CERTIFICATION
Pursuant to 18 United States Code § 1350

The undersigned hereby certifies that the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 of Sensient Technologies Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kenneth P. Manning
Name:	Kenneth P. Manning
Title:	Chairman and
Chief Executive Officer
Date:	February 27, 2013

A signed original of this written statement required by Section 906 has been provided to Sensient Technologies Corporation and will be retained by Sensient Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

CERTIFICATION
Pursuant to 18 United States Code § 1350

The undersigned hereby certifies that the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 of Sensient Technologies Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard F. Hobbs
Name:	Richard F. Hobbs
Title:	Senior Vice President and
Chief Financial Officer
Date:	February 27, 2013

A signed original of this written statement required by Section 906 has been provided to Sensient Technologies Corporation and will be retained by Sensient Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.